Exhibit 10.3


             SECOND ADDENDUM TO AMENDED AND RESTATED LOAN AGREEMENT

This Second Addendum to Amended and Restated Loan Agreement (the "Second Addendum") is entered into as of the 5 day of September 2001, between John Deere Construction and Forestry Equipment Company (f/k/a John Deere Construction Equipment Company), Deere Credit, Inc., and John Deere Company, A Division of Deere & Company (collectively referred to as the "Lender") and RDO Agriculture Equipment Co. ("RDO Agriculture"), and RDO Equipment Co., RDO Financial Services Co., RDO Material Handling Co., RDO Truck Center Co., RDO Construction Equipment Co. ("RDO Construction") (such entities are referred to herein collectively as the "Borrower").

                                    RECITALS

         A. On July 31, 2000, Lender and Borrower entered into an Amended and Restated Loan Agreement, which was amended pursuant to the terms of an Addendum to Amended and Restated Loan Agreement dated October 31, 2000 (as amended, the "Loan Agreement") pursuant to which Lender extended a Line of Credit in the maximum amount of One Hundred Five Million and 00/100 Dollars ($105,000,000.00) to Borrower;

         B. Lender and Borrower wish to amend the Loan Agreement to extend the term of the Line of Credit and make certain other changes in the Loan Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Second Addendum, and other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, the parties hereto agree as follows:

         1. Capitalized terms not defined in this Second Addendum shall have the meaning provided to them in the Loan Agreement.

         2. The definitions of Borrowing Base Amount and Borrowing Base Certificate are amended to read in their entirety as follows:

         "Borrowing Base Amount" means, at the time in question an amount equal to the sum of all Eligible Value for the Eligible Inventory and the Eligible Receivables, less 20% of all merchant authorized accounts as defined in the Power Plan by Deere Terms and Conditions."

         "Borrowing Base Certificate" means a Certificate in the form attached to the Second Addendum to Amended and Restated Loan Agreement as Exhibit A."

         3. The definition of Net Book Value is amended adding the following language: "Material changes in valuation methods for determining Net Book Value are subject to approval by Lender with review of such methods to occur at a minimum annually.

         4. The definition of Eligible Value is amended to read in its entirety as follows:

         "Eligible Value" means, with respect to an item of Inventory, the following, as determined by Lender in its sole discretion:

         (a) The Eligible Value for each item of New Equipment Inventory shall be 95% of the Net Book Value of each item of New Equipment Inventory.

         (b) The Eligible Value for each item of Used Equipment Inventory shall be 95% of the Net Book Value of each item of Used Equipment Inventory.

         (c) The Eligible Value for Eligible Trade Accounts Receivable shall be 80% of the total amount of Eligible Trade Accounts Receivable.

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         (d)      The Eligible Value for Eligible Government Receivables shall mean the lesser of (i) 70% of the total amount of Eligible Government Receivables or (ii) Five Million and 00/100 Dollars ($5,000,000.00).

         (e) The Eligible Value for Eligible Contracts in Transit shall be 90% of the total amount of Eligible Contracts in Transit.

         (f) The Eligible Value for Affiliate Receivables shall mean the lesser of (i) 70% of the total amount of Eligible Affiliate Receivables or (ii)Two Million and 00/100 Dollars ($2,000,000.00).

         (g) the Eligible Value of Material Handling Inventory shall mean the lesser of (i) 95% of Eligible Material Handling Inventory or (ii) $2,000,000.

         5.       The definitions of Guarantor and Guaranty are hereby deleted.

         6. The definition of Line of Credit Rate is amended to read in its entirety as follows:

         "Line of Credit Rate" means a rate equal to the lesser of (i) "Citibank base rate" (the interest announced publicly from time to time by Citibank, N.A. in New York, New York as the base (or "prime") rate it uses in determining the rate of interest it charges on loans) which was in effect at the close of business on the 15th day of the preceding month minus 0.50%. or (ii) the maximum rate of interest allowed by applicable law. The Line of Credit Rate may be adjusted based upon Borrower's compliance with the terms of the memorandum from Lender to Borrower dated July 23, 2001, a copy of which is attached hereto as Exhibit B."

         7. The following definitions are added to Section 1 of the Loan Agreement in appropriate alphabetical order:

         "Eligible Affiliate Receivables" shall mean receivables arising from bona fide sale or lease of Eligible Inventory to companies affiliated by common ownership with Ronald D. Offutt.

         "Eligible Contracts in Transit" shall mean completed, pre-approved retail installment sale or lease contracts arising from the bona fide sale or lease of Eligible Inventory that meet all credit underwriting guidelines and are in the process of being assigned or sold under existing discount/purchase programs to finance companies or other lending sources. Contracts in transit will no longer be eligible if they are more than thirty days old."

         "Eligible Government Receivables" shall mean receivables arising from the bona fide sale or lease of Eligible Inventory with acceptable account debtors who are either municipal, county or state government entities with accounts that are less than ninety days old."

         "Eligible Material Handling Inventory" means machinery and equipment held for sale by the RDO Material Handling under valid manufacturer's dealer licenses.

         "Eligible Trade Accounts Receivable" shall mean receivables arising from the bona fide sale or lease of Eligible Inventory with acceptable account debtors, provided however such Eligible Trade Accounts Receivable shall not include:

         (a) accounts with an account debtor who has any account which is over 90 days from the date of invoice;

         (b) accounts with concentration in excess of 10% of the total of Accounts Receivables;

         (c)      accounts with account debtors who are affiliates of Borrower;

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         (d)      accounts with account debtors who are headquartered outside of the United States;

         (e)      accounts which are contra accounts;

         (f) accounts on which Lender may not have a first priority perfected security interest;

         (g) accounts with account debtors who have a pending bankruptcy case.

         8. The second sentence of Section 2 of the Loan Agreement is amended to read as follows:

         "Each Advance made under this Line of Credit shall be for an amount that shall not be less than One Million and 00/100 dollars ($1,000,000.00)."

         9. Section 3 of the Loan Agreement is amended to read in its entirety as follows:

         "This Line of Credit shall mature on October 31, 2002, at which time all outstanding principal balance, plus accrued but unpaid interest shall be due and payable."

         10. Section 11(ii) of the Loan Agreement is amended to read in its entirety as follows:

         "(ii) the ratio of the Consolidated EBIT on a rolling four-quarter basis to Consolidated Interest Expense at the end each of the following fiscal quarters end to be greater than or equal to

                  31 July 2001              -.75 to 1.00
                  31 October, 2001          -.25 to 1.00
                  31 January 2002           1.00 to 1.00
                  At all times thereafter   1.50 to 1.00

         11. Section 11(i) of the Loan Agreement is amended to read in its entirety as follows:

         "The Tangible Net Worth plus Subordinated Indebtedness at any time must be greater than $63 million plus 75% the positive Consolidated Net Income for measurement periods beginning August 1, 2001, and for each subsequent fiscal year, to be greater than the minimum Tangible Net Worth plus Subordinated Indebtedness required for the previous fiscal year-end plus 75% of the positive Consolidated Net Income for the most recent fiscal year then ended.

         12. Except as expressly amended by this Second Addendum, the terms and conditions of the Loan Agreement remain in full force and effect. This Second Addendum may only be amended or modified by the terms of a written instrument signed by all parties hereto. This Second Addendum reflects the entire understanding of the parties with respect to the matters discussed herein.

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         IN WITNESS WHEREOF, the parties hereto have executed this Second
Addendum effective as of the date first above written.

LENDER:                                      BORROWER:

John Deere Construction and Forestry         RDO Equipment Co.
Equipment Company

By:  /s/ Jeffrey N. Miller                   By:  /s/ Thomas K. Espel
    ----------------------------                 ------------------------------

Its:  Division Manager                       Its:  Treasurer
    ----------------------------                 ------------------------------

John Deere Company, a Division of Deere &    RDO Financial Services Co.
Company

By:  /s/ Jeffrey N. Miller                   By:  /s/ Thomas K. Espel
    ----------------------------                 ------------------------------

Its:  Division Manager                       Its:  Treasurer
    ----------------------------                 ------------------------------

Deere Credit, Inc.                           RDO Material Handling Co.

By:  /s/ Jeffrey N. Miller                   By:  /s/ Thomas K. Espel
    ----------------------------                 ------------------------------

Its:  Division Manager                       Its:  Treasurer
    ----------------------------                 ------------------------------

                                             RDO Truck Center Co.

                                             By:  /s/ Thomas K. Espel
                                                 ------------------------------

                                             Its:  Treasurer
                                                 ------------------------------

                                             RDO Agriculture Equipment Co.

                                             By: /s/ Thomas K. Espel
                                                 ------------------------------

                                             Its:  Treasurer
                                                 ------------------------------

                                             RDO Construction Equipment Co.

                                             By: /s/ Thomas K. Espel
                                                 ------------------------------

                                             Its:  Treasurer
                                                 ------------------------------